UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SIGNATURE GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3783818
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California	914103
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 2 to Form 8-A (“Amendment No. 2”) is being filed by Signature Group Holdings, Inc., a Delaware corporation (the “Registrant”) for the purpose of reflecting the listing of the Registrant’s Common Stock on the Nasdaq Global Select Market. The Company anticipates that the listing of its Common Stock will commence trading on the Nasdaq Global Select Market at the opening of trading on April 21, 2015 under the symbol “RELY”.

The Registrant previously filed Amendment No. 1 to Form 8-A (“Amendment No. 1”) with the Securities and Exchange Commission on January 13, 2014 to reflect the Registrant’s statutory merger effected for the purpose of changing the Registrant’s state of incorporation to Delaware. The predecessor entity (“Signature Nevada”, as defined in Amendment No. 1) filed its initial Registration Statement on Form 8-A12B on March 17, 1993 to register Signature Nevada’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as Signature Nevada’s Common Stock was listed on a national securities exchange at that time. As of the filing of this Amendment No 2, the Registrant’s Common Stock will again be registered under Section 12(b) as it will be listed on the Nasdaq Global Market.

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Form 8-A is incorporated by reference to Item 1 of Amendment No. 1.

Item 2. Exhibits.

Because no other securities of the registrant are registered on the Nasdaq Global Select Market, and the securities being registered by this Registration Statement on Form 8-A are not being registered pursuant to Section 12(g) of the Exchange Act, no exhibits are required to be filed with this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

April 16, 2015	By:	/s/ W. CHRISTOPHER MANDERSON
	Name:	W. Christopher Manderson
	Title:	Executive Vice President, General Counsel and Secretary